Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of July 2008 containing its unaudited financial statements as of and for the six-month periods ended June 30, 2008 & 2007, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ben Lipps, Chief Executive Officer and Lawrence Rosen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Dr. Ben Lipps
Dr. Ben J. Lipps
Chief Executive Officer and
Chairman of the Management Board
of the General Partner

July 31, 2008

/s/  Lawrence Rosen
Lawrence A. Rosen
Chief Financial Officer and
member of the Management Board
of the General Partner

July 31, 2008